Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rory J. Cutaia, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the quarterly report on Form 10-Q of bBooth, Inc. for the quarterly period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of bBooth, Inc.

August 15, 2016

/s/ Rory Cutaia
Rory J. Cutaia
President, Secretary, Treasurer, Chief
Executive Officer and Director
(Principal Executive Officer, Principal
Financial Officer and Principal
Accounting Officer